Exhibit 10.6

Series [       ] Stock Acquisition Rights Allotment Agreement

Company	Trade name	Pixie Dust Technologies, Inc.	(seal)
	Address	2-25 Kanda-sudacho, Chiyoda-ku, Tokyo
	Name of representative	Yoichi Ochiai, Representative Director

Right Holder	Name	[______]	(seal)
	Address	XXXXXXX

Decision on subscription requirements

Decision of directors dated [____]

(Decision based on delegation by resolution of an extraordinary general meeting of shareholders, general meeting of joint class shareholders, and general meeting of ordinary class shareholders dated [____])

Allotment date of stock acquisition rights	[____]

Number of allotted stock acquisition rights	[____] stock acquisition rights (Underlying shares: One share of common stock per stock acquisition right)

Institution that will handle the payment upon exercise of stock acquisition rights	XXXXXXX

Contract execution date	[____]

This Stock Acquisition Rights Allotment Agreement (this “Agreement”) is entered into as of the contract execution date set forth in the table above by and between the Company and the Right Holder set forth in the table above regarding the Company’s allotment of the Series [____] stock acquisition rights to the Right Holder.

Article 1 Allotment of the Stock Acquisition Rights, Etc.

In accordance with the terms of this Agreement, the Company shall allot to the Right Holder, and the Right Holder agrees to subscribe to, the “Number of allotted stock acquisition rights” set forth in the table above (the “Allotted Stock Acquisition Rights”) out of the stock acquisition rights described in the attached “Terms and Conditions of the Series [____] Stock Acquisition Rights” (the “Terms and Conditions”) that have been decided to be issued based on the decision of the institution set forth in the “Decision on subscription requirements” set forth in the table above on the allotment date of stock acquisition rights set forth in the table above, and the Right Holder, along with the other subscribers, shall subscribe to the total number of the stock acquisition rights that will be issued.

Article 2 Exercise Period, Etc.

The period during which the Allotted Stock Acquisition Rights can be exercised will be the exercise period set forth in the Terms and Conditions, subject to the provisions of Article 6 Paragraph 1 of this Agreement and the conditions for exercise set forth in the Terms and Conditions.

Article 3 Property to Be Contributed When Exercising the Stock Acquisition Rights

The property to be contributed by the Right Holder when exercising the Allotted Stock Acquisition Rights will be the amount set forth in the Terms and Conditions.

Article 4 Method for Exercise of Rights

1.

When exercising the Allotted Stock Acquisition Rights, the Right Holder shall fill out the required information in the “request and pledge for the exercise of stock acquisition rights” in the form specified by the Company, place his/her name and seal thereon, and submit it to the Company. In addition, if the shares underlying the Allotted Stock Acquisition Rights are book-entry shares as defined in the Act on Book-Entry Transfer of Corporate Bonds and Stocks, Etc., before exercising the Allotted Stock Acquisition Rights, the Right Holder shall open a bank transfer account in the name of the Right Holder at the account management institution designated by the Company and notify the Company.

2.

The Right Holder shall submit the request and pledge for exercise of stock acquisition rights under the preceding paragraph and transfer the full amount to be contributed for the exercised Allotted Stock Acquisition Rights set forth in the preceding article in cash to the account designated by the Company at the institution that will handle the payment upon exercise of stock acquisition rights set forth in the table above by the date and time designated by the Company.

3.

In a case where the exercise of the Allotted Stock Acquisition Rights is not subject to the exception to taxation under Article 29-2 of the Act on Special Measures Concerning Taxation, if a withholding tax on income will be imposed on the economic benefits to be received by the Right Holder, the Right Holder shall transfer the amount equal to the withholding tax on income to the account designated by the Company by the date and time designated by the Company.

4.

Upon the Company’s request, a person who has succeeded to the Allotted Stock Acquisition Rights by inheritance shall, in accordance with the Company’s instructions, sell the shares in the Company that are acquired through the exercise of the Allotted Stock Acquisition Rights.

Article 5 Waiver

If a reason for acquisition at no cost set forth in the Terms and Conditions applies to the unexercised Allotted Stock Acquisition Rights, upon the Company’s request, the Right Holder will be deemed to have waived such unexercised Allotted Stock Acquisition Rights to the extent possible under laws and regulations.

Article 6 Tax Qualification Provision

1.

Notwithstanding the provisions of Article 2, during the exercise period under Article 2, the Allotted Stock Acquisition Rights shall be exercised within the period from the 2nd anniversary of the grant resolution date to the 10th anniversary of the grant resolution date. For purposes of this Agreement, grant resolution means the resolution under Article 238(2) of the Companies Act for the Allotted Stock Acquisition Rights (including the decision on the subscription requirements provided for in Article 239(1) of the Companies Act pursuant to the delegation by resolution under said provision and the resolution of the board of directors pursuant to the provisions of Article 240(1) of the Companies Act).

2.

The total amount of the exercise price for the Allotted Stock Acquisition Rights to be exercised in a 1-year period (January 1 to December 31 of each year) shall not exceed JPY 12,000,000, and the Right Holder may exercise the Allotted Stock Acquisition Rights to such extent only. Even if the total amount of the exercise price for the Allotted Stock Acquisition Rights exercised in a 1-year period does not exceed JPY 12,000,000, if the stock acquisition rights under the Companies Act, the stock acquisition rights under Article 280-21 of the Commercial Code prior to the enforcement of the Companies Act, the subscription warrants under Article 280-19 of the Commercial Code prior to the April 1, 2002 amendment, and the right to demand the transfer of shares under Article 210-2 of the Commercial Code prior to the October 1, 2001 amendment that are granted by the Company separately from the Allotted Stock Acquisition Rights (these 4 rights, collectively, the “Stock Acquisition Rights, Etc.”) and the exercise price for the Stock Acquisition Rights, Etc. granted by other companies collectively exceed JPY 12,000,000, the Right Holder shall bear in mind that such exercise of the Stock Acquisition Rights, Etc. which will exceed JPY 12,000,000 will not be subject to the exception to taxation under Article 29-2 of the Act on Special Measures Concerning Taxation.

3.

The Company and the Right Holder hereby acknowledge that the exercise price per share for the exercise of the Allotted Stock Acquisition Rights set forth in Article 3 is the same or greater than the amount equal to the per-share price at the time of the execution of this Agreement.

4.	The Right Holder shall not assign to third parties, create a security interest in, or otherwise dispose of the Allotted Stock Acquisition Rights.

5.

The issuance of shares through the exercise of the Allotted Stock Acquisition Rights shall be carried out without violating the matters provided for in Article 238(1) of the Companies Act for which a grant resolution has been adopted for such issuance.

6.

In accordance with an agreement regarding a trust for the entry or recording in the book-entry account, entrustment of storage, or management and disposition of the shares in the Company issued through the exercise of the Stock Acquisition Rights, Etc. (“Management, Etc. Trust”) that will be executed in advance between the Company and a financial instruments business operator or a financial institution (“Financial Instruments Business Operator, Etc.”) for the exercise of the shares to be acquired upon the Allotted Stock Acquisition Rights, the Right Holder shall, immediately following such acquisition, receive entry or recording in the book-entry account of such Financial Instruments Business Operator, Etc. or entrust the storage of or grant a Management, Etc. Trust to the sales office or business office of such Financial Instruments Business Operator, Etc. through the Company. The Company shall subsequently notify the Right Holder regarding such Financial Instruments Business Operator, Etc.

7.	The provisions of each of the preceding paragraphs shall prevail over the other provisions of this Agreement and any provision of the Terms and Conditions.

8.

Unless otherwise provided in this Agreement, the provisions of this Article shall apply even if the Right Holder is a person who is not subject to the exception to taxation under Article 29-2 of the Act on Special Measures Concerning Taxation.

Article 7 Execution of Pledge Letter

If requested by the Company before the public offering of the Company’s stock (which means the listing of the Company’s stock on any financial instruments exchange), the Right Holder shall execute with the Company a “pledge letter” for the continued ownership, etc. of new shares, etc. in the form specified by the financial instruments exchange or the Japan Securities Dealers Association with respect to the Allotted Stock Acquisition Rights and the shares to be issued through the exercise of the Allotted Stock Acquisition Rights, and if such pledge letter is not executed, the Right Holder cannot exercise the Allotted Stock Acquisition Rights. If there is a change in the rules, etc. of the financial instruments exchange or the Japan Securities Dealers Association regarding stock acquisition rights, the Right Holder shall carry out the necessary procedures in accordance with the Company’s instructions.

Article 8 Compliance with Applicable Laws and Regulations and Internal Rules

The Allotted Stock Acquisition Rights will be subject to the Companies Act, the Financial Instruments and Exchange Act, tax laws, and other laws and regulations. The Right Holder shall comply with the Companies Act, the Financial Instruments and Exchange Act, tax laws, and other laws and regulations as well as the Company’s insider trading management rules and other internal rules in connection with the exercise of the Allotted Stock Acquisition Rights, the sale of the shares acquired based on the exercise of the Allotted Stock Acquisition Rights, and the purchase of shares around the time of the sale, etc.

Article 9 Tax Treatment

The Right Holder shall, at its own expense and responsibility, pay the income tax and all other taxes and governmental charges imposed on the acquisition and exercise of the Allotted Stock Acquisition Rights and the disposition of the shares in the Company acquired through the exercise of the Allotted Stock Acquisition Rights.

Article 10 Method of Notice

The Company shall give notices under this Agreement in writing to the address of the Right Holder that has been notified to the Company, and such notice will be deemed to have arrived at the time when it would have normally arrived.

Article 11 Limitation of Liability

The Right Holder shall not, for any reason, make any claim for compensation of loss, claim for damages, or pursue any other liability against the Company and the Company’s directors in connection with this Agreement.

Article 12 Modifications of this Agreement

1.

If it is determined that a provision of this Agreement does not conform to the provisions of the Income Tax Act, the Corporation Tax Act, or any other tax law or no longer conforms due to an amendment after the execution of this Agreement, the Company may amend or delete the required provision by giving notice to the Right Holder. The foregoing shall also apply in cases where it is determined that a provision does not conform to, or no longer conforms to, the Companies Act, the Financial Instruments and Exchange Act, or any other relevant laws or regulations.

2.	Other than in the case of the preceding paragraph, if the Company determines that it is necessary, it may propose an amendment of this Agreement to the Right Holder.

3.

If the Right Holder does not file with the Company a written objection which states a proper reason within 3 weeks after receiving the proposal under the preceding paragraph, this Agreement will be deemed to be automatically modified according to the Company’s proposal.

Article 13 Term of This Agreement

This Agreement will become effective on the contract execution date set forth in the table above and will continue in effect so long as the Allotted Stock Acquisition Rights remain in effect. Even after all of the Allotted Stock Acquisition Rights have lapsed, the provisions of this Agreement that apply to the shares issued based on the exercise of the Allotted Stock Acquisition Rights will remain in effect.

Article 14 Severability

If any provision of this Agreement or a part thereof is held to be invalid or unenforceable, the remaining provisions of this Agreement and the remaining parts of the provisions that are partly held to be invalid or unenforceable will remain in full force and effect, and the Company and the Right Holder shall use their best efforts to amend the provision or part held to be invalid or unenforceable so that it becomes valid and enforceable while preserving the intentions of the parties.

Article 15 Governing Law; Jurisdiction

This Agreement shall be governed by the laws of Japan, and if there is a need for a lawsuit regarding this Agreement, the parties shall submit to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.

Article 16 Handling of Matters Not Provided For

The Company and the Right Holder shall engage in good-faith consultation regarding the handling of a matter not provided for in this Agreement and the detailed rules, and if the Right Holder refuses to participate in such consultation or no agreement is reached despite such consultation, the handling of such matter will be decided by the Company’s board of directors (if the Company does not have a board of directors, the decision of the director).

Exhibit (Terms and Conditions of the Series [        ] Stock Acquisition Rights)

Terms and Conditions of the Series [        ] Stock Acquisition Rights

I.	Reason for favorable issuance

Stock acquisition rights will be issued for the purpose of stock options with the aim of increasing the incentive for directors and employees of Pixie Dust Technologies, Inc. (the “Company”) to improve their performance and also recruiting talented individuals. Since they are being issued for the purpose of stock options, the stock acquisition rights will be issued at no cost as set forth in Section III below, and the amount to be paid upon the exercise of the stock acquisition rights will be an amount based on the market price of the shares. The stock acquisition rights that will be issued based on this draft resolution will be referred to as the “Stock Acquisition Rights”.

II.	Allottees

The allottees of the Stock Acquisition Rights will be directors and employees of the Company.

III.	Terms and conditions of Stock Acquisition Rights

1.	Class and number of (or calculation method for) shares underlying the Stock Acquisition Rights

The maximum will be [        ] shares of common stock of the Company; provided, however, that if the number of shares underlying each Stock Acquisition Right will be adjusted pursuant to the provisions of Paragraph 2, it will be adjusted to the number of underlying shares after such adjustment multiplied by the number of the Stock Acquisition Rights.

2.	Number of the Stock Acquisition Rights

The maximum number of stock acquisition rights to be issued is [        ]. The number of shares underlying each Stock Acquisition Right will be 1 share; provided, however, that the number of shares underlying each Stock Acquisition Right may be adjusted as follows:

(1)

If the Company will be performing a stock split or reverse stock split of common stock, the number of shares underlying each unexercised Stock Acquisition Right will be adjusted according to the formula set forth below, a fractional share of less than 1/100 of a share that arises due to such adjustment will be rounded off, and no monetary adjustment will be made. The “split ratio” means the total number of outstanding common shares after the stock split divided by the total number of outstanding common shares before the stock split, the “reverse split ratio” means the total number of outstanding common shares after the reverse stock split divided by the total number of outstanding common shares before the reverse stock split, and the same will apply below. The adjusted number of shares will apply, in the case of a stock split, on and after the day after the allotment record date of the stock split pursuant to Article 183(2)(i) of the Companies Act and, in the case of a reverse stock split, on and after the day after the effective date of the reverse stock split.

Adjusted number of shares = Pre-Adjusted number of shares	Split or reverse split ratio

(2)

If the Company will be issuing or disposing of shares for subscription through a rights offering or will be performing an allotment of shares without contribution, a merger, share exchange, or divestiture, or it is otherwise determined to be necessary, the Company shall adjust the number of shares underlying each Stock Acquisition Right as determined to be appropriate.

(3)

If the number of shares underlying each Stock Acquisition Right will be adjusted pursuant to the provisions of this paragraph, the Company shall, without delay after determination of the relevant matters, notify the persons holding the Stock Acquisition Rights (“Right Holders”) accordingly and of the reason for the adjustment, the adjusted number of shares, the effective date, and other necessary matters.

3.	Amount to be paid in for the Stock Acquisition Rights

The Stock Acquisition Rights will be issued at no cost.

4.	Value of property to be contributed upon the exercise of the Stock Acquisition Rights, or the method for calculating such value

JPY [        ] per share (the “Exercise Price”), and the value of property to be contributed when exercising each Stock Acquisition Right will be the Exercise Price multiplied by the number of shares underlying each Stock Acquisition Right; provided, however, that the Exercise Price may be adjusted as follows:

(1)

If the Company will be performing a stock split or reverse stock split of common stock, or will be issuing common shares by allotment without contribution, the Exercise Price for the unexercised Stock Acquisition Rights will be adjusted according to the formula set forth below, and a fractional amount of less than JPY 1 that arises due to such adjustment will be rounded up. The “ratio of allotment without contribution” means the total number of outstanding common shares (excluding treasury shares) after the allotment without contribution divided by the total number of outstanding common shares (excluding treasury shares) before the allotment without contribution. The adjusted Exercise Price will start to apply, in the case of stock split and reverse stock split, when the adjusted number of shares under Paragraph 2 Item 1 starts to apply, and in the case of an allotment without contribution, on the day after the effective date (if there is a record date for the allotment, such record date).

1
Adjusted Exercise Price = Pre-Adjusted Exercise Price
Ratio of stock split, reverse stock split, or allotment without contribution

(2)	If the Company will be performing a merger, share exchange, or divestiture, or it is otherwise determined to be necessary, the Company shall adjust the Exercise Price as determined to be appropriate.

(3)

If the Exercise Price will be adjusted pursuant to the provisions of this paragraph, the Company shall, without delay after determination of the relevant matters, notify the Right Holders accordingly and of the reason for the adjustment, the adjusted Exercise Price, the effective date, and other necessary matters.

5.	Period during which the Stock Acquisition Rights can be exercised

The 10-year period from the allotment date of the Stock Acquisition Rights; provided, however, that if the last day of the exercise period falls on a holiday of the Company, the previous business day will be the last day.

6.	Conditions for exercise of the Stock Acquisition Rights, Etc.

(1)	Conditions for exercise

(i)

The exercise of the Stock Acquisition Rights will be subject to the non-occurrence of the reasons for acquisition set forth in each item of Paragraph 7 with respect to the Stock Acquisition Rights to be exercised or the Right Holders, and the exercise of the Stock Acquisition Rights for which a reason for acquisition has occurred will not be permitted except where such exercise is specifically permitted by the Company.

(ii)

The Right Holders shall not exercise the Stock Acquisition Rights until the Company’s stock is listed on any financial instruments exchange except where such exercise is specifically permitted by the Company.

(iii)	The Stock Acquisition Rights must be exercised in increments of one Stock Acquisition Right, and the partial exercise of a Stock Acquisition Right will not be permitted.

(2)	Inheritance

(i)

If a Right Holder dies, the heirs to the Right Holder will inherit the unexercised Stock Acquisition Rights in accordance with the provisions of this Section III; provided, however, that inheritance will be limited to one time, and if the heirs to the Right Holder who will succeed to the Stock Acquisition Rights (the “Successors of Rights”) die or the Successors of Rights do not exercise the Stock Acquisition Rights within 3 months after the death of the Right Holder, such Stock Acquisition Rights can no longer be exercised and will lapse. In addition, if the Successors of Rights will be exercising the Stock Acquisition Rights, they cannot be exercised in multiple stages and only a one-time exercise of all unexercised Stock Acquisition Rights will be permitted. Inheritance will be subject to the provisions below and the conditions set forth in a contract that the Right Holder has entered into with the Company regarding the Stock Acquisition Rights.

1)

All heirs to the Right Holder who have inherited the Stock Acquisition Rights shall jointly notify each of the matters listed below to the Company in writing within 3 months after the commencement of inheritance:

(a)	Inheritance commencement date

(b)	Details of the conference for division of estate regarding the Stock Acquisition Rights and the date on which agreement is reached

(c)	Name and address of the Successors of Rights

(d)	Name and address of the representative of the Successors of Rights (the “Successor Representative”)

(e)	Matters specified by the Company other than Items (a) through (d) above

2)

When providing the notification under Item 1), a certified copy of removal from family register, certified copy of family register, agreement on division of estate, and other documents specified by the Company must be attached.

3)

All of the Successors of Rights will jointly exercise the Stock Acquisition Rights through the Successor Representative. The Successor Representative will have the authority to act on behalf of all of the Successors of Rights with respect to the exercise and waiver of the Stock Acquisition Rights and all other matters regarding the Stock Acquisition Rights.

4)

The Successors of Rights shall be jointly and severally liable for the performance of the obligation to pay the Exercise Price due to the exercise of the Stock Acquisition Rights and all other liabilities owed to the Company regarding the Stock Acquisition Rights.

5)

In the event of any change to a matter set forth in Item 1) (a) through (e) above during the exercise period, the Successors of Rights shall promptly notify the Company of the details of such change in writing.

6)

Upon the Company’s request, the Successors of Rights shall, in accordance with the Company’s instructions, sell the shares in the Company that were acquired through the exercise of the Stock Acquisition Rights.

(ii)

The Successors of Rights will be deemed to be the Right Holders for the application of the provisions of this Section III excluding this Item (2); provided, however, that the provisions of Paragraph 7(4) will not apply to the Successors of Rights.

7.	Reasons for which the Company can acquire the Stock Acquisition Rights

The Company may acquire the Stock Acquisition Rights based on each of items below. If the Company will be acquiring the Stock Acquisition Rights for which a reason for acquisition set forth in any of the items below has occurred, it shall acquire such Stock Acquisition Rights on the date that is determined by a resolution of the board of directors (if the Company does not have a board of directors, a resolution of the general meeting of shareholders). In addition, if the Company can acquire all or some of the Stock Acquisition Rights for which a reason for acquisition set forth in any of the items below has occurred and will be acquiring some of such Stock Acquisition Rights, the Stock Acquisition Rights that will be acquired will be decided by a resolution of the board of directors (if the Company does not have a board of directors, a resolution of the general meeting of shareholders).

(1)

If an approval resolution of the Company’s general meeting of shareholders (if the consent of all shareholders is required in place of a resolution of the general meeting of shareholders, obtain the consent of all shareholders, and if neither is required, a resolution of the board of directors (if the Company does not have a board of directors, the decision of the director)) required by law or regulation or under the Company’s articles of incorporation is adopted with respect to an absorption-type merger or consolidation-type merger where the Company will be the merged company, an absorption-type divestiture or incorporation-type divestiture where the Company will be the divested company, or a share exchange or share transfer where the Company will become a wholly owned subsidiary (collectively, “Organizational Restructuring”), the Company may acquire the Stock Acquisition Rights at no cost.

(2)

If a written agreement stating that a majority of the total number of the Company’s outstanding shares will simultaneously or virtually simultaneously transfer to a certain third party (including shareholders of the Company) is entered into between each holder of such shares and such third party, the Company may acquire the Stock Acquisition Rights at no cost.

(3)

If the Company has approved a demand for the sale of shares, etc. (as defined in Article 179-3(1) of the Companies Act) by a shareholder of the Company, the Company may acquire the Stock Acquisition Rights at no cost.

(4)	If a Right Holder is no longer any of the following, the Company may acquire the unexercised Stock Acquisition Rights at no cost:

(i)

Director (including a director who is a member of the audit and supervisory committee) or statutory auditor of the Company or the Company’s subsidiary (which means a subsidiary of the Company as defined in Article 2(iii) of the Companies Act, “Subsidiary”)

(ii)	Employee of the Company or a Subsidiary

(iii)

A person who is in an ongoing contractual relationship, such as an engagement or service contract, with the Company or a Subsidiary, whether as a counselor, advisor, consultant, or under any other title

(5)	Upon the occurrence of an event that falls under any of the items below, the Company may acquire the unexercised Stock Acquisition Rights at no cost:

(i)	A Right Holder is sentenced to imprisonment or a more-severe punishment

(ii)

A Right Holder competes with the Company or a Subsidiary in any way, such as directly or indirectly establishing a legal entity that runs a business that competes with the Company or a Subsidiary or assuming a position as its officer or employee except where the Company’s prior written approval is obtained

(iii)	A Right Holder harms the reputation of the Company or a Subsidiary due to a legal violation or any other misconduct

(iv)

A Right Holder receives a petition for attachment, provisional attachment, provisional disposition, compulsory execution, or public auction, or receives a procedure for the collection of delinquent taxes and governmental charges

(v)	A Right Holder suspends its payment or becomes insolvent, or a note or check issued or accepted by the Right Holder is dishonored

(vi)

There is a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation proceedings, or commencement of any other similar proceedings with respect to a Right Holder

(vii)	A resolution for dissolution of a Right Holder is adopted

(viii)

It is determined that a Right Holder is an antisocial force (which means an organized crime group, member of an organized crime group, quasi-member of an organized crime group, entity affiliated with an organized crime group, corporate racketeer, or any other group or individual that pursues economic benefits using violence, force, or deception; same applies below) or is engaged in any interaction or involved with an antisocial force by providing funding, etc.

(ix)	A Right Holder breaches a provision of this Section III or a contract entered into with the Company regarding the Stock Acquisition Rights

(6)

In a case where a Right Holder is a director (including a director who is a member of the audit and supervisory committee), statutory auditor, or employee of the Company or a Subsidiary (including cases where the Right Holder becomes any of the foregoing after the issuance of the Stock Acquisition Rights), the Company may acquire the unexercised Stock Acquisition Rights at no cost upon the occurrence of an event that falls under either of the following:

(i)	A Right Holder falls under any of the grounds for disciplinary action provided for in the work rules of the Company or a Subsidiary that apply to the Right Holder

(ii)	A Right Holder breaches a duty owed to the Company or a Subsidiary, such as the duty of loyalty as a director

(7)

The Company may acquire, at no cost, the Stock Acquisition Rights that were not the subject of inheritance. In such case, the notice to the holder of stock acquisition rights pursuant to Article 273(2) or Article 274(3) of the Companies Act will be sufficient if it is given to a Right Holder’s legal heir who is determined to be appropriate by the Company; provided, however, that if such notice is not required by interpretation of law or regulation, the Stock Acquisition Rights may be acquired at no cost without giving any notice.

8.	Exercise procedure

The person exercising the Stock Acquisition Rights shall submit to the Company a written request as specified by the Company and pay the full amount of the Exercise Price.

9.	Restrictions on transfer of the Stock Acquisition Rights

The approval of the board of directors (if the Company does not have a board of directors, the general meeting of shareholders) must be obtained to transfer the Stock Acquisition Rights.

10.	Warrants

No warrants will be issued for the Stock Acquisition Rights.

11.	Matters regarding the increase in stated capital and capital reserves when shares are issued through the exercise of the Stock Acquisition Rights

The amount of the increase in stated capital when shares are issued upon the exercise of the Stock Acquisition Rights will be the maximum amount of increase in the stated capital, etc. calculated in accordance with Article 17 of the Corporate Accounting Rules multiplied by 0.5, and if a fractional amount of less than 1 yen arises as a result of the calculation, such fractional amount will be rounded up. The amount of the increase in the capital reserves will be the maximum amount of increase in the stated capital, etc. deducted by the amount of the increase in the stated capital.

12.	Treatment upon Organizational Restructuring

If the Company performs an Organizational Restructuring, it shall grant, in accordance with the policy set forth below, stock acquisition rights in a surviving company or newly established company in the case of a merger, a successor company or newly established company in the case of a divestiture, or the sole parent company in the case of a share exchange or share transfer (in each case, limited to joint stock companies (kabushiki kaisha), collectively, the “Restructured Company”) to each Right Holder of the Stock Acquisition Rights who is remaining immediately preceding the effective date of the Organizational Restructuring, but only in cases where it is provided in a contract or plan for the Organizational Restructuring that stock acquisition rights in the Restructured Company will be granted in accordance with the policy set forth below:

(1)	Number of stock acquisition rights of the Restructured Company that will be granted

The same number as the number of the Stock Acquisition Rights held by a Right Holder will be granted to each Right Holder.

(2)	Class of shares of the Restructured Company underlying the stock acquisition rights

Common shares of the Restructured Company

(3)	Number of shares of the Restructured Company underlying the stock acquisition rights

Will be decided in accordance with Paragraph 1 by taking into account factors such as the conditions for the Organizational Restructuring.

(4)	Value of property to be contributed when exercising the stock acquisition rights, or the method for calculating such value

The post-restructuring Exercise Price calculated by adjusting the Exercise Price set forth in Paragraph 4 by taking into account factors such as the conditions for the Organizational Restructuring, multiplied by the number of shares of the Restructured Company underlying such stock acquisition rights decided in accordance with Item (3).

(5)	Period during which the stock acquisition rights can be exercised

Starts on the first day of the period during which the stock acquisition rights can be exercised set forth in Paragraph 5 or the effective date of the Organizational Restructuring, whichever occurs later, and ends on the last day of the period during which the stock acquisition rights can be exercised set forth in Paragraph 5.

(6)	Conditions for exercise of rights, reasons for acquisition, and other terms of the stock acquisition rights

Will be specified in a contract or plan for the Organizational Restructuring in accordance with the terms and conditions of the Stock Acquisition Rights.

(7)	Restrictions on transfer of stock acquisition rights

A transfer of stock acquisition rights will require approval of the Restructured Company’s board of directors (if the company does not have a board of directors, the general meeting of shareholders).

(8)	Treatment upon Organizational Restructuring

Will be decided in accordance with this paragraph.

13.	Agreement on fractional share of less than 1 share that arises when exercising stock acquisition rights

If there is a fractional share of less than 1 share in the number of shares that will be issued to the Right Holder through the exercise of the Stock Acquisition Rights, such fractional share will be rounded off.

14.	Applicability to the Right Holder, Etc.

If the Right Holder is an individual, the provisions of this Section III that, by their nature, should only apply to legal entities will not apply. If the Right Holder is a legal entity, the provisions of these terms and conditions that, by their nature, should only apply to individuals will not apply.